Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Peregrine Semiconductor Corporation 2012 Equity Incentive Plan, of our report dated February 19, 2014, with respect to the consolidated financial statements of Peregrine Semiconductor Corporation included in its Annual Report on Form 10-K for the year ended December 28, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California
February 19, 2014